UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HARRIS ASSOCIATES INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

111 S. Wacker Drive, Suite 4600 Chicago, Illinois 60606-4319
(Address of Principal Executive Offices)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Scripting –

[Prior to ending the call, please read the following script. *Please use your discretion.* If the shareholder is already unhappy or you feel making this request will result in a complaint or a negative vote, please do not pursue.]
Have you submitted your proxy vote for the upcoming Special Meeting of Shareholders?

[If the answer is no]
Your vote is extremely important and it should only take a few minutes of your time. Can I transfer you to our proxy provider to cast your vote?

[If the answer is yes]
Thank you for your vote.

[If the shareholder seems unaware of what you are referring to]

The Oakmark Funds mailed a Proxy Statement to our shareholders to vote on several important proposals at a shareholder meeting scheduled for May 20, 2016. We ask that you please review the Proxy Statement and proxy card that was provided to you via mail or e-delivery in early March. Proxy information has also been posted to Oakmark.com. The purpose of the meeting is to seek your approval on proposals recommended by the Board of Trustees that affect each of the Funds. These proposals include investment and governance-related initiatives that are intended to improve the operations of the Funds. We are taking this opportunity to modernize certain older, less flexible provisions of the Funds' documents as part of the meeting so that they are more consistent with existing industry standards. Approval of the proposed changes will have no effect on the investment philosophy of any Fund. Can I transfer you to our proxy provider to

[If the answer is no]
When you have a moment, we encourage you to vote. Please review the proxy statement and proxy card that was provided to you via mail or e-delivery in early March. Proxy information has also been posted to Oakmark.com.

[If the answer is yes]
Before I transfer your call, is there anything else I can help you with? If for any reason the call drops, the phone number to call to vote your shares is 866-612-1831.

[If the answer is no]
Once you have reviewed the materials, we encourage you to please vote.

[Transfer phone number is 866-526-4103. Unless instructed otherwise, please stay on the line until the Computershare representative has introduced him/herself to the caller.
FYI -
There is a dedicated group of agents to handle inbound warm transfers with no wait time, no queues. Their system allows them to quickly locate the record using a variety of search criteria such as phone number or last name and zip.

Questions —

If a shareholder contacts BFDS directly requesting to vote, please use the transfer instructions above.

Complaints —

If you receive a complaint regarding the proxy and/or Computershare, please obtain as much detail as possible, i.e. Shareholder name and address, phone number, account number and escalate to your manager for communication to Oakmark.

FAQs —

The following Q&A is provided to assist you in understanding the proposals. Each of the proposals is described in greater detail in the proxy statement. Please read the full text of the proxy statement.

Q: Why are you sending me this information?

A: You are receiving these proxy materials — which include the proxy statement and your proxy card — because you have the right to vote on important proposals concerning one or more of the Oakmark Fund, Oakmark Select Fund, Oakmark Equity and Income Fund, Oakmark Global Fund, Oakmark Global Select Fund, Oakmark International Fund, or Oakmark International Small Cap Fund (each, a “Fund,” and collectively, the “Funds” or the “Oakmark Funds”), each a series of Harris Associates Investment Trust (the “Trust”). Each of these proposals is described below.

Q: What am I being asked to vote “FOR” in the Proxy Statement?

A:  You are being asked to:

1.              Elect the Board of Trustees of the Trust.

2.              Amend each Fund’s fundamental investment restrictions with respect to:

A.            Borrowing money and issuing senior securities;

B.            Making loans; and

C.            Investing in commodities and commodity contracts.

3.              Adopt an Amended and Restated Declaration of Trust that contains proposed amendments relating to:

A.            Future amendments;

B.            Treatment of shareholder and Trust claims;

C.            Liability of Trustees and Officers;

D.            Third party beneficiary claims; and

E.             Trustee powers.

4.              Transact any other business as may properly come before the Meeting

Proposal 1. To elect the Board of Trustees of the Trust.

Q: What are shareholders being asked to do?

A: You are being asked to elect the Board of Trustees of the Trust (the “Board,” the members of which are referred to herein as “Trustees”), which includes the existing Trustees of the Trust, as well as a new Trustee candidate.

Q: Does the Board recommend this proposal?

A: Yes. The Board believes that each Fund would benefit from the diversity of background and experience of the nominees. Furthermore, to assure the continuity and uninterrupted functioning of the Board in compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), the body of law that governs mutual funds such as the Oakmark Funds, and to allow the Board to appoint new members in the future as circumstances and conditions may warrant, the current Trustees believe that it is appropriate for shareholders to elect a new Board. By electing the nominees, the Trustees will have the flexibility necessary to appoint new members in the future in compliance with the requirements of the 1940 Act.

Q: Will a majority of the Trustees be independent of Harris Associates L.P. (the “Adviser”)?

A: Yes, if all of the nominees are elected, seven (7) of the eight (8) Trustees of the Trust would be independent of the Adviser.

Proposal 2. To Change or Eliminate Certain Fundamental Investment Restrictions of each Fund.

Q: What is the purpose of these proposed changes?

A: Generally, the purpose of these proposed changes is to increase each Fund’s investment flexibility by removing what the Board and the Adviser believe to be outdated and/or unnecessarily restrictive policies.

Q: Will these changes result in changes to the Funds’ investment approach?

A: No. Neither the Board nor the Adviser currently anticipate any change in the manner by which the Funds are managed if the proposed changes are approved. In addition, approval of the proposed changes will have no effect on the investment philosophy of any Fund.  Shareholder approval of a change to, or elimination of, a fundamental investment restriction will facilitate the ability of the Funds to adapt to changing circumstances in the future as they will not be required to solicit further shareholder approval.

Q: How will these changes affect the Funds?

A: The Adviser and the Board believe that maintaining the current fundamental investment restrictions could prevent the Funds from taking advantage of investment opportunities and/or responding to changing regulations in the future - at least without incurring the delays and costs that would be associated with seeking shareholder approval - and that, as a result, the changes have the potential to benefit both the Funds and its shareholders. If shareholders vote now to approve the proposed changes to the Trust’s fundamental investment restrictions, the Funds will be permitted to engage in an investment practice newly permitted by the Trust’s revised fundamental investment restrictions without having to solicit further shareholder approval. As noted above, neither the Board nor the Adviser currently anticipate any change in the manner by which the Funds are managed if the proposed changes are approved.  In addition, approval of the proposed changes will have no effect on the investment philosophy of any Fund.

Proposal 3. To Adopt an Amended and Restated Declaration of Trust.

Q: What is the purpose of these proposed amendments?

A: Generally, the purpose of these proposed amendments is to modernize the Declaration of Trust and to simplify administration and oversight of the Trust. The Amended and Restated Declaration of Trust would provide the Trust with a modern governing document that incorporates provisions standard in current governing documents for other Massachusetts Business Trusts.  It would also give the Trustees more flexibility and broader authority to act than the Declaration of Trust currently in effect for the Trust. This increased flexibility may allow the Trustees to react more quickly to changes in competitive and regulatory conditions and, as a consequence, may allow the Trust to operate in a more efficient and economical manner for your benefit.

Q: Will these changes result in changes to the Funds’ investment approach?

A: No. The Amended and Restated Declaration of Trust will not change the investment objective or principal investment strategies of the Funds and it will have no effect on the investment philosophy of any Fund.  In addition, the Funds will continue to be managed by the same personnel and in accordance with the same investment strategies and techniques the Adviser has employed for many years.

Q: How will these changes affect the Funds?

A: The Board believes that the Amended and Restated Declaration of Trust will benefit the Funds by allowing increased flexibility in the operation of each Fund, modernizing and streamlining governance provisions, reducing the risks and significant costs of potential frivolous litigation, eliminating potential ambiguities and inconsistencies, and by making other non-material and clarifying changes.  Adoption of the Amended and Restated Declaration of Trust will not remove any of the protections currently afforded to you, as a shareholder, under federal law, including voting rights, or alter in any way the Trustees’ existing fiduciary obligations to act with due care and in your best interest.  The 1940 Act requires a vote of shareholders of a mutual fund on matters that Congress has determined might have a material effect on shareholders and their investments. All of these voting rights are maintained under the Amended and Restated Declaration of Trust.

All Proposals

Q: Who will pay for the Proxy Statement and related costs?

A: The Funds will bear the costs related to the Proxy Statement.

Q: How does the Board recommend that I vote with respect to each Proposal?

A: The Board unanimously recommends that shareholders vote “FOR” each Proposal.

Q: How do I vote my shares?

A:  Please indicate your voting instructions on the proxy card you received, sign and date the card, and return the card by mail in the postage-paid envelope provided. As an alternative to voting the proxy card by mail, you may vote by telephone, the Internet, or in person. To vote by telephone or the Internet, please follow the instructions listed on the proxy card. If you will attend the Meeting and vote in person, please let us know by calling (866) 612-1831.

Q: Whom should I call for additional information about the Proxy Statement?

A: If you have any questions about any Proposal or need assistance voting your shares, please call (866) 612-1831.

From: KLR

Sent:

To: All Employees

Subject:  Oakmark Proxy – We need your vote

The Oakmark Funds have scheduled a special shareholder meeting for May 20, 2016.  It has been many years since the Oakmark Funds last held a shareholder meeting—in fact, the last meeting was held in 2000.

The purpose of the meeting is to elect the Board of Trustees and seek approval on a number of important proposals that affect each of the Funds. These proposals include investment and governance-related initiatives that are intended to improve the operations of the Funds. We are taking this opportunity to modernize certain older, less flexible provisions of the Funds’ documents so that they are more consistent with current industry standards.

If you are an Oakmark shareholder (outside of our Profit Sharing Plan), the Proxy Statement and proxy card will be delivered to you via mail or e-delivery over the next week or two.  Your vote is important, and we are asking for full participation from Harris employees.

We encourage you to review the Proxy Statement for more details and vote at www.proxy-direct.com.  In order to vote online, you will need the control number and security code provided on your proxy card.  The Board recommends that you vote “FOR” all the Proposals.

If you have any questions, our Mutual Fund Services team is available to help.

Thank you,

Kristi